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                                                    EXHIBIT 24.1
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                        CONSENT OF INDEPENDENT AUDITORS

As independent auditors, we hereby consent to the incorporation by reference in this Form S-1 Registration Statement of our reports dated April 3, 1997, relating to (1) the consolidated financial statements of Media Entertainment, Inc. and Subsidiaries, for the period from inception (November 1, 1996 to December 31, 1996, (2) the financial statements of Winter Entertainment, Inc. for the year ended December 31, 1996, and the period from inception (December 28, 1995) to December 31, 1995, and
(3) the financial statements of Missouri Cable TV Corp. for the period from inception (October 9, 1996) to December 31, 1996, included in the Form S-1 Registration Statement. We also consent to the reference to this firm under the heading AExperts@ in this Registration Statement.

/s/

WEAVER & TIDWELL, L.L.P.
Certified Public Accountants
Fort Worth, Texas
May 27, 1997